PLX Technology, Inc. Reports First Quarter 2011 Financial Results

•	Record PCIe Switch Quarterly Revenue

•	Industry’s First USB 3.0-to-PCIe Gen2 Controllers

SUNNYVALE, Calif., April 25, 2011 -- PLX Technology, Inc. (NASDAQ: PLXT), a leading global supplier of software-enriched silicon for the enterprise and consumer markets, today announced first quarter revenues of $28.1 million and a GAAP loss of $9.1 million, or $0.21 per share (diluted).

“Our revenues were up slightly in Q1 with record PCI Express switch revenue increasing more than 18 percent quarter over quarter due to strong demand in the enterprise storage market and Intel Sandy Bridge platforms,” said Ralph Schmitt, president and CEO of PLX.  “We also completed the release of four new high-speed connectivity product families: 8Gbps PCI Express Gen3 switches, 10Gbps Ethernet Base-T PHYs and 5Gbps USB 3.0 bridges and USB 3.0 storage controllers.  These products continue to layer in opportunities for the rest of 2011 and 2012.”

Non-GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results
	Q1 2011	Q1 2010	Q4 2010
Net revenues	$28.1	$28.8	$27.8
Operating expense	$19.3	$13.7	$19.0
Operating income (loss)	$(3.3)	$2.7	$(2.6)
Net income (loss)	$(3.4)	$2.5	$(1.1)
Earnings (loss) per share (diluted)	$(0.09)	$0.07	$(0.02)

The above non-GAAP financial information (other than Net Revenues, which is presented on a GAAP basis) excludes share-based compensation, acquisition, restructuring and impairment charges and amortization of acquired intangibles.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results
	Q1 2011	Q1 2010	Q4 2010
Net revenues	$28.1	$28.8	$27.8
Operating expense	$25.1	$14.7	$25.4
Operating income (loss)	$(9.0)	$1.7	$(9.1)
Net income (loss)	$(9.1)	$1.5	$(7.6)
Earnings (loss) per share (diluted)	$(0.21)	$0.04	$(0.17)

“Our business metrics were in line with our previous projections,” said Schmitt.  “While the impact of entering the 10G Ethernet business has caused our operating results to be negative for a few quarters, this investment will give the company another synergistic growth business as we see the technology become broadly adopted later in 2011 and into 2012.”

Product Highlights and Strategic Direction
PLX announced the industry’s first USB 3.0 general-purpose peripheral controllers that bridge to PCIe 2.0, thus matching the high-performance 5Gbps bus speeds experts predict will be required by most consumer-electronics and industrial designs for the next five to ten years.  The new USB338x family targets a broad array of applications that include tablets, mobile PCs, printers, projectors, embedded systems, multiple-input and multiple-output (MIMO) WiFi adapters, graphics/video adapters, TV Tuners, and the new Thunderbolt adapters.

PLX also announced its collaboration with Texas Instruments on a solution encompassing TI’s digital signal processors (DSPs) enabled by PCIe standards.  With PCIe’s high performance, low cost and widespread market adoption, the availability of TI DSPs and PLX PCIe connectivity broadens the capabilities of new designs in applications such as wireless infrastructure communications, DSP farms, digital media, test and measurement, medical imaging and industrial automation.  TI is the DSP of choice in these markets but until now only offered a Serial Rapid IO interface.   Designers will now be able to leverage the larger PCIe ecosystem expanding the TAM for PLX.

NEC Corporation named PLX a First Tier Preferred Supplier, citing PLX’s commitment to superior service and technical support, combined with its unmatched leadership in PCIe technology, for the award.

On the storage products front, PLX sampled its second-generation USB 3.0 DAS device, which is currently being designed into market leaders’ products.  PLX also announced that it is working with system partners worldwide to accelerate PCIe technology’s adoption in the next generation of applications using non-volatile memories (NVMs). Industry-leading storage companies and PLX have defined the architectures that will blend PCIe and NVM technologies for applications ranging from consumer devices to enterprise data centers, with the objective of optimizing NVM’s fast data access with the high-performance PCIe interconnect technology.

PLX's 10GBase-T product line continues to see significant design activity as enterprise switch, NIC and server manufacturers prepare for the widespread adoption of 10Gigabit Ehternet over the preferred low-cost Cat6 cabling.

Business Outlook
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its second quarter 2011 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the second quarter ending June 30, 2011 are expected to be between $27 million and $30 million
•	Gross margins are expected to be approximately 56 percent
•
Operating expenses are expected to be approximately $22.9 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $3.2 million and other acquisition related charges of $0.5 million

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PDT) to discuss its first quarter financial results, as wells as second quarter 2011 outlook. A live webcast of the conference will be available through the Investor Relations section of the PLX website at www.plxtech.com/investors, which also can be heard live via telephone at 888-396-2356, using access code 42452329. International callers may dial 617-847-8709. A recorded replay of this webcast will be available on the PLX Website beginning 5:00 p.m. (PDT) on April 25, 2011. To listen to the replay via telephone, call 888-286-8010 and use access code 14732189. International callers may dial 617-801-6888.

For the live webcast, listeners should go to the PLX Website at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX Technology, Inc.
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets. The company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance.www.plxtech.com.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges and amortization of acquired intangibles. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook” and the statements regarding the 10G Ethernet investment giving the company synergistic growth, new products continuing to layer in opportunities for 2011 and 2012 and trends in high-performance 5 Gbps bus speeds.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: 650.312.9060
leslie@greencommunicationsllc.com

Company contact:
Arthur O Whipple, CFO
PLX Technology, Inc.
Tel: 408.774.9060
investor-relations@plxtech.com

Editorial contact:
Jerry Steach
CommonGround Communications (for PLX)
Tel: 415.222.9996
jsteach@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amount)

	Three Months Ended
	March 31	March 31	December 31
	2011	2010	2010

Net revenues	$28,079	$28,819	$27,786
Cost of revenues	12,074	12,471	11,450
Gross margin	16,005	16,348	16,336

Operating expenses:
Research and development	12,860	7,553	12,374
Selling, general and administrative	7,125	6,463	6,986
Acquisition and restructuring related costs	2,621	-	3,360
Amortization of purchased intangible assets	2,444	648	2,711
Total operating expenses	25,050	14,664	25,431

Income (loss) from operations	(9,045)	1,684	(9,095)
Interest income and other, net	(66)	61	(52)

Income (loss) before provision for income taxes	(9,111)	1,745	(9,147)
Provision (benefit) for income taxes	21	239	(1,515)

Net income (loss)	$(9,132)	$1,506	$(7,632)

Basic net income (loss) per share	$(0.21)	$0.04	$(0.17)
Shares used to compute basic per share amounts	44,511	37,025	44,503
Diluted net income (loss) per share	$(0.21)	$0.04	$(0.17)
Shares used to compute diluted per share amounts	44,511	37,816	44,503

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31	December 31
	2011	2010
ASSETS

Cash and investments	$19,940	$23,579
Accounts receivable, net	12,228	13,555
Inventories	12,626	13,318
Property and equipment, net	12,918	12,554
Goodwill	21,412	21,412
Other intangible assets	29,040	31,484
Other assets	4,859	6,069
Total assets	$113,023	$121,971

LIABILITIES

Accounts payable	$8,859	$8,783
Accrued compensation and benefits	3,770	5,266
Accrued commissions	683	514
Other accrued expenses	2,860	1,803
Short term note payable & capital lease obligations	6,260	6,066
Long term note payable & capital lease obligations	1,397	1,731
Total liabilities	23,829	24,163

STOCKHOLDERS' EQUITY

Common stock, par value	45	45
Additional paid-in capital	183,628	183,090
Accumulated other comprehensive loss	(168)	(148)
Accumulated deficit	(94,311)	(85,179)
Total stockholders' equity	89,194	97,808
Total liabilities and stockholders' equity	$113,023	$121,971

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except for per share data)
(not prepared in accordance with GAAP)

	Three Months Ended
	March 31	March 31	December 31
	2011	2010	2010
Net Income (Loss) Reconciliation
GAAP Net Income (Loss)	$(9,132)	$1,506	$(7,632)
Acquisition and restructuring related costs	2,621	-	3,360
Share-based compensation	664	346	416
Amortization of purchased intangible assets	2,444	648	2,711
Non-GAAP Net Income (Loss)	$(3,403)	$2,500	$(1,145)

Earnings (Loss) Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$(0.21)	$0.04	$(0.17)
Effect of acquisition and restructuring related costs	0.06	-	0.08
Effect of share-based compensation	0.01	0.01	0.01
Effect of amortization of purchased intangible assets	0.05	0.02	0.06
Non-GAAP Diluted Income (Loss) Per Share	$(0.09)	$0.07	$(0.02)

Operating Income (Loss) Reconciliation
GAAP Operating Income (Loss)	$(9,045)	$1,684	$(9,095)
Share-based compensation - COGS	11	7	8
Share-based compensation - R&D	358	144	251
Share-based compensation - SG&A	295	195	157
Acquisition and restructuring related costs	2,621	-	3,360
Amortization of purchased intangible assets	2,444	648	2,711
Non-GAAP Operating Income (Loss)	$(3,316)	$2,678	$(2,608)

Operating Expense Reconciliation
GAAP Operating Expenses	$25,050	$14,664	$25,431
Share-based compensation - R&D	(358)	(144)	(251)
Share-based compensation - SG&A	(295)	(195)	(157)
Acquisition and restructuring related costs	(2,621)	-	(3,360)
Amortization of purchased intangible assets	(2,444)	(648)	(2,711)
Non-GAAP Operating Expenses	$19,332	$13,677	$18,952

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA (Unaudited)

	Three Months Ended
	March 31	March 31	December 31
	2011	2010	2010
Net Revenues by Geography
Americas	22%	15%	19%
Asia Pacific	63%	76%	66%
Europe	15%	9%	15%

	Three Months Ended
	March 31	March 31	December 31
	2011	2010	2010
Net Revenues by Type
PCI Express Revenue	51%	48%	45%
Storage Revenue	10%	16%	11%
Network PHY Revenue	6%	0%	4%
Connectivity Revenue	33%	36%	40%